UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One
East Tower
Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2022, Michael Panzara, M.D., MPH, Chief Medical Officer, Head of Therapeutics Discovery and Development of Wave Life Sciences Ltd. (the “Company”), resigned effective as of October 14, 2022 to pursue another opportunity. Dr. Panzara’s departure was not the result of any disagreement regarding any matter relating to the Company’s operations, policies or practices and he has agreed to serve as a consultant to the Company following his resignation to assist with a smooth transition of his duties.

Effective as of October 14, 2022, Anne-Marie Li-Kwai-Cheung will be promoted to Chief Development Officer and will assume the Development responsibilities currently held by Dr. Panzara. Ms. Li-Kwai-Cheung ascends to this role with extensive global drug development and global program leadership experience in neurology and rare diseases, including deep expertise in regulatory affairs, compliance, quality and policy. Immediately prior to joining Wave, she was life cycle leader for tominersen at Roche, guiding the Phase 3 program and other late-stage development activities, including responsibility for commercial activity, reimbursement, medical affairs, development and manufacturing and supply. In addition, she led the filing and development team at Roche through the global launch of Ocrevus for multiple sclerosis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date:    September 26, 2022